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                                                                    EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We hereby consent to the use in the Prospectus constituting part of this Amendment No. 1 to the Registration Statement on Form S-1 of Advanced Viral Research Corp. of our report dated February 9, 2001 relating to the consolidated financial statements of Advanced Viral Research Corp. as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000 appearing in such Prospectus, which report contains an explanatory paragraph that describes that Advanced Viral Research is subject to certain liquidity considerations. We also consent to the references to us under the heading "EXPERTS" in the Prospectus.



                                         /s/ RACHLIN COHEN & HOLTZ LLP
                                         --------------------------------
                                            RACHLIN COHEN & HOLTZ LLP


Miami, Florida
August 21, 2001